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                                                                      Exhibit 21

                              SUBSIDIARIES OF K-III

The Apartment Guide of Nashville, Inc.
Argus Publishers Corporation
American Heat Video Productions, Inc.
ASTN, Inc.
A WEP Company
Bacon's Information, Inc.
Bankers Consulting Company
Cardinal Business Media, Inc.
Cardinal Business Media Holdings, Inc.
Channel One Communications Corp.
Cover Concepts Marketing Services, LLC
CSK Publishing Company Incorporated
DRF Finance, Inc.
Daily Racing Form, Inc.
Data Book, Inc.
The Electronics Source Book, Inc.
Excellence in Training Corporation
Films for the Humanities & Sciences, Inc.
Funk & Wagnalls Yearbook Corp.
Gareth Stevens, Inc.
GO LO Entertainment, Inc.
Guinn Communications, Inc.
Haas Publishing Companies, Inc.
Health & Sciences Network, Inc.
Intermodal Publishing Company, Ltd.
IDTN Leasing Corporation
Industrial Training Systems Corporation
IntelliChoice, Inc.
Intertec Market Reports, Inc.
Intertec Presentations, Inc.
Intertec Publishing Corporation
K-III HPC, Inc.
K-III Prime Corporation
Law Enforcement Television Network, Inc.
Lifetime Learning Systems, Inc.
Little Rock Apartment Guide, Inc.
Lockert Jackson & Associates, Inc.
McMullen Argus Publishing, Inc.
Memphis Apartment Guide, Inc.
Musical America Publishing, Inc.
Nelson Information, Inc.
Park Avenue Publishing, Inc.
Pictorial, Inc.
Plaza Communications, Inc.
PRIMEDIA Holdings III Inc.
PRIMEDIA Information Inc.
PRIMEDIA Magazines Inc.
PRIMEDIA Magazines Finance Inc.
PRIMEDIA Reference Inc.
PRIMEDIA Special Interest Publications Inc
PRIMEDIA Workplace Learning, Inc.
QWIZ, Inc.
R.E.R. Publishing Corporation
Straight Down, Inc.
Symbol of Excellence Publishers, Inc.
Tel-A-Train, Inc.
TI-IN Aquisition Corporation
Weekly Reader Corporation
Westcott Communications Michigan, Inc.
Westcott ECI, Inc.
Western Empire Publications, Inc.